EXHIBIT 99.1

                     AGREEMENT TO EXTEND CLOSING REGARDING
                         THE SHARE PURCHASE AGREEMENT


       Whereas the parties have entered into a Share Purchase Agreement (referred to as the "Agreement"), dated June 1, 2008;

       Whereas in accordance with the said Agreement, the Closing (as defined in the Agreement) was scheduled for June 10, 2008, or sooner unless extended by written mutual agreement;

       Whereas the parties have by mutual consent agreed hereto to extend the Closing to on or before June 20, 2008;

       The remainder of the Agreement shall remain in full force and effect.

       The parties have signed on this 9th day of June, 2008.


                                        "PURCHASER"

                                        PHILIP WAINWRIGHT


                                        By: /s/ Philip Wainwright
                                        --------------------------------
                                        Name: Philip Wainwright



                                        "SELLER"


                                        By: /s/ William Tay
                                        --------------------------------
                                        Name: William Tay